EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Triton Distribution Systems, Inc. on Form S-8 of our report dated January 16, 2007, appearing in the Registrant’s Registration Statement on Form SB-2, Amendment No. 3, File Number 333-138293, of Triton Distribution Systems, Inc. for the period ended June 30, 2006, and to the reference made to our firm under the caption “Experts” included in or made a part of this Registration Statement.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

February 5, 2007